UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
Preliminary Information Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Information Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

SiteWorks Building & Development Co.,
(Name of Registrant as Specified In Its Charter)
Florida (State or other jurisdiction of incorporation or organization) IRS EIN 58-2590047 -6464 N W 5th Way,, Ft. Lauderdale Florida 33309 Address of principal executive offices) 954 489 2961

Payment of Filing Fee (Check the appropriate box):
☐ No fee required.
Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.
(1) Title of each class of securities to which transaction applies:
Common stock, par value $0.01 per share, of Fargo Electronics, Inc.
(2) Aggregate number of securities to which transaction applies:
206,039,021 shares of common stock (as of May 31, 2006)
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The filing fee was determined based upon the sum of (A) 206,039,021 shares of Common Stock multiplied by $.014 per share and In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended; the filing fee was determined by multiplying 0.000107 by the sum of the preceding sentence.

(4) Proposed maximum aggregate value of transaction:
$2,926,000
(5) Total fee paid:
$313.08
☒ Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

 EXPLANATORY NOTE

SiteWorks Building & Development Co. (the “Company”) is filing this Form 14-C (the “Form 14-”), with the Securities and Exchange Commission (the “SEC”) on June 30, 2006 to fulfill its notice requirements to its shareholders. Amendments previously made by the company’s board and filed with the Secretary of State in Florida, may not have been adequately noticed to its shareholders and this filing addresses the issue by advising the shareholders of a written consent to ratify all board actions taken to date. The notification and disclosure in this filing relates to the Company’s treatment of shares issued, the validity of issued shares ,and the valuation of shares issued for goods and services in the Condensed Consolidated Financial Statements included in the Company’s Annual and Quarterly Report on Form 10-K and 10-Q for the quarters ended Dec 31, 2005 , March 31. 2006, and once final, will cure the temporary equity noted on the company’s financial statements filed as of Dec 31, 2005 and March 31, 2006.

SITEWORKS BUILDING & DEVELOPMENT CO.

6464 N W 5th Way, Ft. Lauderdale, Florida 33309

Notice of Proposed Action by Written Consent
Of a
Majority of the Outstanding Common Stock
To be taken on or about July 31, 2006

To the Stockholders of SITEWORKS BUILDING & DEVELOPMENT CO.

Notice is hereby given that upon Written Consent by the holders of a majority of the outstanding shares of common and preferred stock of SiteWorks Building & Development Co., (the “Company”) intend to ratify all amendments made to the articles of incorporation, made from March 27, 2002 thru present including but not limited to the following :

Articles of merger filed on 3/27/2002 with Real Time cars inc, a Nevada Corporation (this was previously approved written consent by Carl Nurse, who held 100 % of the issued shares of SiteWorks at the date of merger: and who at all times thereafter owned or controlled 51 % of the common stock of Siteworks Building and Development C.,)

Articles of Amendment filed on 3/24/03 increasing the authorized common and preferred stock and affecting a reverse split of the common stock in ration of 200 to 1.and changing the par value of the preferred stock

Articles of Amendment filed on 4/12/2004 increasing the authorized common stock and providing that the maximum number of class A stock preferred stock convertible at a ratio of 300 to one shall be 20,000,000

Articles of Amendment filed on 3/29/2005 changing the name of the company to Siteworks Building and Development Co.,

Articles of Amendment filed on August 15, 2005 decreasing the par value of Class A preferred stock to .001, decreasing the authorized common to 500,000,000 shares and establishing the conversion ratio of Class A preferred stock to 52 to 1.

Articles of Merger with SBD International , Inc , to be effective on or about July 31, 2006 via an exchange of Siteworks stock for SBD International (Nevada) Stock, In a ratio of twenty five (25) Siteworks shares for one (1) SBD International Share.

Nomination of Board of Director s members, including Beverly Calender & Carl Nurse

The change will be effected on or after 20 days from the date this schedule is mailed to shareholders and is expected to be on or about July 31, 2006.

Only stockholders of record at the close of business on May 31, 2006 will be given Notice of the Action by Written Consent. The Company is not soliciting Proxies.

By Order of the Board of Directors

/s/ C M Nurse
President of the Company

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY

SITEWORKS BUILDING & DEVELOPMENT CO.
6464 N W 5th Way
Ft. Lauderdale, Florida 33309
954 489 2961 fax 954 489 2962

INFORMATION STATEMENT

ACTION BY A MAJORITY OF STOCKHOLDERS

This Information Statement is furnished to all holders of the Common Stock, $.001 par value per share, and convertible preferred Stock A, pat value .001 of the Company, voting in a ration of 52 common for each preferred Class A, in connection with proposed action by holders of a majority of the issued and outstanding shares of common and preferred voting stock of SiteWorks Building & Development Co.,, a Florida Corporation (the "Company") to ratify all actions taken by all officers and directors of the company from March 27, 2002 thru the present date , including the merger with SBD International Inc , a Nevada Corporation which is a subsidiary of the company, including all amendments to the articles of Incorporation and all mergers to date.. These actions have already occurred or are to occur on or about July 31, 2006. This Information Statement is first being mailed to stockholders on or about July 15th, 2006.

Only stockholders of record at the close of business on March 31, 2006 are entitled to notice of the action to be taken. There will be no vote on the matters by the shareholders of the Company because the proposed action will be accomplished by the written consent of a majority of the shareholders of the Company as allowed by Section 607.1003 of the Florida Statutes.

The Board of Directors and/or persons owning the majority of the outstanding voting securities of SiteWorks Building & Development Co., have unanimously adopted, ratified and approved resolutions to effect the various amendments and the mergers including the merger with SBD International Inc , a subsidiary of Siteworks Building and Development Co., to take place on or about July 31, 2006. No other votes are required or necessary. See the caption "Vote Required for Approval," below. The Amendment will be filed and is expected to become effective on or about July 31, 2006.

The Form 10-KSB filed by SiteWorks Building & Development Co., with the Securities and Exchange Commission may be viewed on the Securities and Exchange Commission's web site at www.sec.gov in the Edgar Archives. SiteWorks Building & Development Co. is presently "current" in the filing of all reports required to be filed by it.

 WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

DISSENTER'S RIGHTS OF APPRAISAL

The proposed Amendment does not result in dissenters' rights of appraisal. The Florida Revised Statutes ("the Florida Law") do not provide for dissenter's rights of appraisal in connection with the amendments and mergers.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The Board of Directors has fixed the close of business on May 31, 2006 as the record date for the determination of the common shareholders entitled to notice of proposed action by written consent.

At the record date, the Company had outstanding 206,369.021 shares of $0.001 par value common stock and 5,100,000 shares of $0.0001 par value preferred class A stock voting in a ratio of 52 common to one (i) preferred. The Company's officers, directors and principal shareholders own or control in the aggregate greater than 50% of the aggregate total of issued and outstanding shares of Common and Preferred Stock on the Record Date, these persons have signed consent to the taking of this action. This consent will be sufficient, without any further action, to provide the necessary stockholder approval of the action.

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS AND
FIVE PERCENT STOCKHOLDERS

The following table sets forth certain information concerning the ownership of the Company's Common and Preferred Stock as of March 31, 2006, with respect to:
(i) each person known to the Company to be the beneficial owner of more than five percent of the Company's Common and/or Preferred Stock; (ii) all directors; and (iii) directors and executive officers of the Company as a group. The notes accompanying the information in the table below are necessary for a complete understanding of the figures provided below. As of March 31, 2006, there were 206, 329,021 shares of Common Stock issued and outstanding, and 5,100,000 shares of Preferred A Stock issued and outstanding for a total of 471,569,021 on a fully diluted basis.

TITLE OF	NAME AND ADDRESS OF	AMOUNT AND NATURE OF	PERCENT
CLASS	BENEFICIAL OWNER	BENEFICIAL OWNERSHIP	OF CLASS
Common Stock	C M Nurse	2,000,000.004%
($0.001 par value)	(President & Director)
	6464 N W 5th WAY, Ft Lauderdale
	33309
Preferred Stock		5,100,000 PFA	56% on a diluted basis
Common Stock	All Executive Officers and Directors	2,000,000.004%
($0.001 par value)	as a Group (on a fully diluted basis)	(265,000,000)	56%
	(Nurse)
Common Stock	Star Invest Group	35,000,000	7.4%
($0.001 par value)	a Foreign corp.
	500 Broadway, NY 10036
Common Stock	Knightsbridge Services Ltd	15,000,000	3.1%
($0.001 par value	State Tower
	Bangkok, Thailand
Common Stock	Scarborough Ltd.	25,000,000	5.3%
($0.001 par value)	73 Front Street,
	Hamilton Bermuda HM12

NO CHANGE IN BUSINESS OR PHYSICAL LOCATION

The proposed Amendments to the Company's Articles of Incorporation will effect a change in the capitalization of SiteWorks Building & Development Co., as described herein. However, the recapitalization will not result in any change in our business, management, location of our principal executive offices, assets, liabilities or net worth (other than as a result of the costs incident to the recapitalization, which are immaterial). Our management, including all directors and officers, will remain the same after the amendments and mergers are approved. There will be additional directors added to SBD International Inc at this time.

DESCRIPTION OF CAPITAL STOCK AND VOTING RIGHTS

The Company's authorized capital consists of 500,000,000 shares of Common Stock, $0.001 par value and 20,000,000 shares of Preferred Stock A, $0.001 par value, and 20,000,000 shares of Preferred B stock. As of March 31, 2006 there were 206,369,021 shares of Common Stock outstanding and 5,100,000 shares of Preferred A Stock outstanding for a total of 471,569.021 shares on a fully diluted basis outstanding. The holders of Common are entitled to vote as a unit and Preferred Stock are entitled to vote as a unit in a ratio of 52 common shares for each share of preferred A on matters brought the attention of the shareholders of the Company.

VOTE REQUIRED FOR APPROVAL

Section 607.1003 of the Florida Revised Statutes provides an outline of the scope of the amendments of the Articles of Incorporation allowed a Florida Corporation. This includes the amendment discussed herein. The procedure and requirements to effect an amendment to the Articles of Incorporation of a Florida corporation are set forth in Section 607.1003. Section 607.1003 provides that proposed amendments must first be adopted by the Board of Directors and then submitted to shareholders for their consideration at an annual or special meeting and must be approved by a majority of the outstanding voting securities.

Section 607.1003 of the Florida Revised Statutes provides that any action required to be taken at a special or annual meeting of the stockholders of a Florida corporation may be taken by written consent, in lieu of a meeting, if the consent is signed by stockholders owning at least a majority of the voting power.

The Board of Directors of SiteWorks Building & Development Co., and persons owning and having voting power in excess of 50% of the outstanding voting securities of SiteWorks Building & Development Co., have adopted, ratified and approved all amendments and mergers to date including that proposed merger with SBD International, a current subsidiary of Siteworks Building and Development.

The securities that would have been entitled to vote if a meeting was required to be held to amend the Company's Articles of Incorporation consist of 206,369,021 shares of issued and outstanding shares of the Company's $0.001 par value common voting stock and 5,100,000 shares of issued and outstanding shares of the Company's $0.001 par value preferred voting stock, for a total of 471,569,021 shares on a fully diluted basis, outstanding on March 31, 2006, the record date for determining shareholders who would have been entitled to notice of and to vote on the proposed amendment to SiteWorks’ Articles of Incorporation.

INCORPORATION BY REFERENCE OF CERTAIN FINANCIAL INFORMATION

The following portions of the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005 is incorporated herein by reference:

"Item 1. Business", “Item 5. Market Information for Common Equity and Related Shareholder Matters", and “Item 7. Financial Statements."' The following portions of the Company’s Quarterly Report on Form 10-QSB for the period ended March 31, 2006 is also incorporated herein by reference: "Part I. Item 1: Financial Statements" and "Part I. Item 2: Management's Discussion and Analysis of Financial Condition and Results of Operations."' Copies of these documents are available without charge to any person, including any beneficial holder of the Company's Common Stock to whom this Information Statement was delivered, on written or oral request to Siteworks Building and Development Co., 6464 N W 5th Way, Ft. Lauderdale Florida 33309. Any statement contained in a document all or a portion of which is incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Information Statement except as so modified or superseded.

CAPITALIZATION

The Company currently has 500,000,000 authorized shares of Common Stock, par value $0.001 per share, of which 206,369.021shares were outstanding on March 31, 2006. The Company currently has 20,000,000 authorized shares of Preferred Stock, Class A par value .001of which 5, 100,000 are outstanding and 20,000,000 of Preferred B par value $1.00 per share, of which 1,100,000 shares were outstanding on March 31, 2006.. The proposed Merger with SBD International will result in the company having 750,000,000 shares of common, par value 0.01, authorized. to the Company's Articles of Incorporation, if approved by the stockholders, will authorize the Company to merge with SBD International. The number of authorized preferred shares will remain the same at 20,000,000 shares of preferred stock A, par value .001 & B par value $1.00. The effect of the amendment will be to ratify all actions, amendments and mergers taken by the board to date, thereby allowing the company to reclassify its temporary equity into permanent equity. The effect of the merger with SBD International will give the company the flexibility to fund its various projects.

Since the Board of Directors believes that the current corporate structure does not allow it the flexibility need to meet its strategic objectives, including expanded international property development and construction, the Board considers it desirable that the Company restructures and redomicile to Nevada by merger with a Nevada corporation. The Surviving parent corporation, SBD International will have authorized shares in the amount of 750,000,000 common. After the merger is completed, the company will have approximately 8, 241, 560 shares of common stock outstanding and Siteworks Building and Development Co., will be a wholly owned privately held subsidiary of SBD International Inc.
The new corporate structure will enhance the Company's flexibility in connection with any possible acquisition or merger, stock splits or dividends, financings and other corporate purposes and will allow such shares to be issued without the expense and delay of a special stockholders' meeting, unless such action is required by applicable law or rules of any stock exchange on which the Company's securities may then be listed.

Presently, the Company has issued shares in all of its three authorized classes of stock, Common Stock, par value $0.001 per share, and preferred stock, par value $0.001 per share. Preferred B stock is non voting stock and has a per value of 1.00 per share. Common and preferred shares A are voting shares and but have different voting rights. Preferred A vote in the ratio of 52 common for each preferred. Common shares vote one vote for each common share. However, none of such common or preferred shares confer any preemptive rights on the holders thereof to purchase or receive any additional shares of the Company's Common Stock or any other securities, rights or options for the Company's securities authorized or acquired by the Company in the future. The Board may issue the Common Stock and Preferred Stock authorized by the Company's Charter for such consideration as may be fixed by the Board and for any corporate purpose without further action by the stockholders, except as may be required by law. Each share of Preferred Stock has dividend and liquidation preferences over common shares of the Company. Each share of Common Stock has equal dividend rights and participates equally upon liquidation

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO
MATTERS TO BE ACTED UPON

No person who has been a director or officer of the Company at any time since the beginning of the last fiscal year, nominee for election as a director of the Neither company, nor associate of the foregoing persons has any substantial interest, direct or indirect, in the Company's recapitalization which differs from that of other shareholders of the Company? No director of the Company opposes the proposed action of recapitalizing the Company's common shares.

ADDITIONAL INFORMATION

Additional information concerning SiteWorks Building & Development December 31, 2006 and Form 10-QSB for the quarter ended March 31, 2006, which has been filed with the Securities and Exchange Commission, may be accessed through the EDGAR archives, at www.sec.gov and is incorporated herein by reference.

Dated: June 30, 2006

By Order of the Board of Directors

/s/ C M Nurse
Chief Executive Officer
& Chairman